Exhibit 99.1

For Immediate Release

Cushman & Wakefield Successfully Reprices 2030 Term Loan; Completes Prepayment to Fully Extinguish 2025 Term Loan

CHICAGO, October 16, 2024 – Cushman & Wakefield (NYSE: CWK) announced that it has successfully completed a repricing of approximately $1.0 billion of its Term Loan issued in April 2024 due 2030 ("Term Loan"). The repricing reduces the applicable interest rate on the Term Loan by 50 basis points from Term SOFR plus 3.75% to Term SOFR plus 3.25%. There are no changes to the maturity of the Term Loan following this repricing and all other terms are substantially unchanged. Additionally, on October 1, 2024, the Company elected to prepay the remaining $48 million of its term loan due 2025. Combined with the Company’s August 2024 prepayment of $50 million of its term loan due 2025, the October payment brings the aggregate year-to-date debt repayment total to $200 million. The Company has now repaid in full the outstanding 2025 tranche and has no funded debt maturities until 2028.

“We have repaid our 2025 debt maturities well ahead of schedule and have completed three term loan debt repricings this year. These successful transactions highlight the excellent work our teams have done on driving free cash flow improvements and executing on our strategic priorities. We appreciate the strong market demand and lender support for our repricing,” said Neil Johnston, Chief Financial Officer. “With no near-term debt maturities, the Company is in a strong position to capitalize on market growth opportunities as the commercial real estate market recovers.”

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global commercial real estate services firm for property owners and occupiers with approximately 52,000 employees in nearly 400 offices and 60 countries. In 2023, the firm reported revenue of $9.5 billion across its core services of property, facilities and project management, leasing, capital markets, and valuation and other services. It also received numerous industry and business accolades for its award-winning culture and commitment to Diversity, Equity and Inclusion (DEI), sustainability and more. For additional information, visit www.cushmanwakefield.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light

MEDIA CONTACT:

Aixa Velez

Corporate Communications

+1 312 424 8195

aixa.velez@cushwake.com

of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for the year ended December 31, 2023, including those discussed under “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

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MEDIA CONTACT:

Aixa Velez

Corporate Communications

+1 312 424 8195

aixa.velez@cushwake.com